EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                  Please detach at perforation before mailing.


PROXY                           PAYSON VALUE FUND                          PROXY

                SPECIAL MEETING OF SHAREHOLDERS - MARCH 22, 2007
                                  2:00 P.M. EST


THIS PROXY IS BEING SOLICITED FOR THE BOARD OF TRUSTEES OF THE FORUM FUNDS FOR ONE OF ITS SERIES, THE PAYSON VALUE FUND (the "Fund"). The undersigned hereby appoints as proxies [_________] and [__________], and each of them (with the power of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the Fund at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal. This proxy also grants discretionary power to vote upon such other business as may properly come before the meeting.

VOTE TODAY BY MAIL, TOUCH-TONE PHONE OR THE INTERNET.  CALL TOLL FREE  ______ OR
LOG ON TO ______.   SEE THE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS.


                                        NOTE:   If   shares   are   held  by  an
                                        individual, sign your name exactly as it
                                        appears on this card. If shares are held
                                        jointly,  either party may sign, but the
                                        name of the party signing should conform
                                        exactly  to the name shown on this proxy
                                        card.   If   shares   are   held   by  a
                                        corporation,   partnership   or  similar
                                        account, the name and the capacity of the individual signing the proxy card should be indicated - for example: "ABC Corp., John Doe, Treasurer."


                                        ----------------------------------------
                                                        SIGNATURE


                                        ----------------------------------------
                                             SIGNATURE (IF HELD JOINTLY)

             PLEASE MARK YOUR VOTE ON THE REVERSE SIDE OF THIS CARD.

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                  Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSED REORGANIZATION. PLEASE INDICATE YOUR VOTE BY FILLING IN THE BOX COMPLETELY. EXAMPLE: / /

                                                                                     FOR             AGAINST          ABSTAIN
1.  (a)   To approve a Plan of  Reorganization  and  Termination  that provides  for the  reorganization  of the Payson  Value Fund
          into the Payson Total  Return  Fund,  each a series of Forum               / /              / /               / /
          Funds,  as  described in the Combined  Proxy  Statement  and
          Prospectus, dated February 15, 2007.

          PLEASE DATE AND SIGN THE REVERSE SIDE OF THIS CARD.



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